EXHIBIT 21

                        SUBSIDIARIES OF BANTA CORPORATION

                                             OWNERSHIP BY           STATE OR
                                           ANTA CORPORATION       JURISDICTION
                                            OR ONE OF IT'S      OF INCORPORATION
LIST OF SUBSIDIARIES                         SUBSIDIARIES       OR ORGANIZATION
--------------------                       ----------------     ----------------

Banta Direct Marketing, Inc.                    100%               Minnesota
Banta Europe BV                                 100%            The Netherlands
Banta Healthcare Group, Ltd.                    100%               Wisconsin
Banta Security Printing, Inc.                   100%               Wisconsin
Banta Global Turnkey B.V.                       100%            The Netherlands
Banta Global Turnkey Ltd.                       100%                Ireland
Banta Global Turnkey Ltd.                       100%               Scotland
Banta Packaging & Fulfillment, Inc.             100%               Wisconsin
Banta Specialty Converting, LLC.                100%               Wisconsin
Danbury Printing & Litho, Inc.                  100%               Minnesota
Banta Integrated Media - Cambridge, Inc         100%             Massachusetts
United Graphics, Inc.                            100%              Washington
Wrapper, Inc.                                   100%               Wisconsin
Banta Publications-Greenfield, Inc.             100%                 Ohio
Banta Direct Marketing-Berkeley, Inc.           100%               Minnesota
Meadows Information Systems, Inc.               100%               Wisconsin
Greenfield Holdings Corp.                       100%             Pennsylvania
Type Designs, Inc.                              100%`               Georgia
Banta Holding Corp.                             100%               Wisconsin
Banta Hong Kong,Ltd.                            100%               Hong Kong
Banta Global Turnkey (Singapore)
 Pte. Ltd.                                      100%               Singapore
Banta Southeastern, Inc.                        100%               Tennessee
Banta Finance Corporation                       100%               Minnesota
Banta Global Turnkey - Guadalajara
 Sde RL de CV                                   100%                Mexico
BGT Services, Guadalajara Sde RL de CV          100%                Mexico
BGT - US, LLC                                   100%               Wisconsin
Banta Global Turnkey, Ltd.                      100%           Texas Partnership
Banta G. Imagen, S. de R.L. de C.V.              50%                Mexico
Banta Global Turnkey Kft.                       100%                Hungary